SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: April 8, 2002
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307
                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                                (845) 454-3703
                       (Registrant's Telephone Number)


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Item 1-Item 4     Not Applicable.

Item 5  : Other Events.    Not Applicable.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.

                           (a),(b)

                           (c) Exhibits

                           (i) Press release dated April 1, 2002.

Item 8.           Not applicable.

Item 9.           Not applicable.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 2002                               COMMAND SECURITY CORPORATION



                                                  By: /s/ Graeme R. Halder

                                                      Graeme R. Halder
                                                      Chief Financial Officer

FOR IMMEDIATE RELEASE
                CONTACT: William C. Vassell        Donald Radcliffe
                         Chairman & President      Radcliffe & Associates, Inc.
                         Tel: (845) 454-3703       Tel: (212) 605-0100

                         COMMAND SECURITY CORPORATION
                        HIRES INVESTMENT BANKING FIRM

Lagrangeville, New York *** April 1, 2002 *** Command Security Corporation (OTCBB: CMMD) announced today that it has engaged Cardinal Capital.Net, Inc, a Florida based investment banking firm to act as a financial advisor to the Company. Cardinal, who has been engaged on a non-exclusive basis, will assist Command in order to maximize shareholder value with the development of strategies, evaluation of shareholder worth and negotiation of potential acquisitions and/or mergers with third parties.

About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Massachusetts and Pennsylvania and provides services via independent security companies nationwide.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.